                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                 VITAL SIGNS, INC.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               VITAL SIGNS, INC.

     NOTICE  IS HEREBY  GIVEN that the  Annual Meeting of  Stockholders of Vital
Signs, Inc. (the 'Company' or 'Vital Signs') will be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Thursday, June 13, 1996 at 10:00 a.m., to consider and act upon the following:

          1. The election of six directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

          2. The adoption of the Company's 1996 Employee Stock Purchase Plan.

          3. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 10, 1996 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Anthony J. Dimun
                                          Anthony J. Dimun
                                          Secretary

Totowa, New Jersey
May 16, 1996

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                               VITAL SIGNS, INC.
                                 20 CAMPUS ROAD
                            TOTOWA, NEW JERSEY 07512

                           --------------------------
                                PROXY STATEMENT
                           --------------------------

     The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vital Signs, Inc. (the 'Company' or 'Vital Signs'), a New Jersey corporation. Such proxies are to be used at the Company's Annual Meeting of Stockholders to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on June 13, 1996 commencing at 10:00 a.m. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about May 16, 1996.

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of the Company's Common Stock (the 'Common Stock') at the close of business on May 10, 1996 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 13,067,625 shares of Common Stock outstanding and entitled to vote at the Meeting. Each such share is entitled to one vote.

VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

     A form of proxy is enclosed for use at the Annual Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees for election to the board of Directors and FOR adoption of the proposed Employee Stock Purchase Plan. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote and approval of the proposed Employee Stock Purchase Plan will require the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast 'for' or 'against' are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

COSTS OF SOLICITATION

     The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the stockholders, either personally or by telephone or special letter.

PRINCIPAL STOCKHOLDERS; BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 31, 1996 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock; (ii) trusts maintained for the benefit of the children of certain directors of the Company; (iii) each director and each Named Officer (as defined herein) of the Company; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, each of the named stockholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by May 30, 1996.

                                                                                               SHARES BENEFICIALLY
                                                                                                      OWNED
                                                                                               --------------------
                                        STOCKHOLDER                                             NUMBER      PERCENT
- --------------------------------------------------------------------------------------------   ---------    -------

Terence D. Wall (1)(2)......................................................................   4,343,113      33.3%
Trusts for the benefit of the minor children of Terence D. Wall (Anthony J. Dimun, trustee)
  (1)(3)....................................................................................   2,386,782      18.3
Barry Wicker (4)............................................................................     368,836       2.8
Trusts for the benefit of the children of Barry Wicker (Anthony J. Dimun, trustee) (1)(3)...     195,150       1.5
David J. Bershad (5)........................................................................      38,200      *
Anthony J. Dimun (1)(3).....................................................................   2,783,780      21.2
Dennis Fenstermaker (6).....................................................................       6,117      *
Stephen Lieberman...........................................................................      --          --
Joseph J. Thomas (7)........................................................................      62,618      *
John Toedtman (8)...........................................................................      29,784      *
All directors and executive officers as a group (8 persons) (9).............................   7,632,448      57.9

- ------------

*  Represents less than one percent.

(1) The business addresses of Mr. Wall, Mr. Dimun and the above-mentioned trusts is c/o Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512.

(2) Includes 836,748 shares  owned by  Carol Vance  Wall, Mr.  Wall's wife,  and
    15,296 shares held in the Company's 401(k) plan on Mr. Wall's behalf; excludes shares held in trust for the benefit of the Walls' minor children (which shares may not be voted or disposed of by Mr. Wall or Carol Vance
    Wall) and shares held by a charitable foundation established by Terence and Carol Wall.

(3) As trustee of the trusts maintained for the benefit of the minor children of Terence D. Wall and the children of Barry Wicker, Anthony J. Dimun has the power to vote and dispose of each of the shares held in such trusts and thus is deemed to be the beneficial owner of such shares under applicable regulations of the Securities and Exchange Commission. Mr. Dimun is also deemed to be the beneficial owner of 1,000 shares held in certain insurance trusts established by Mr. Wicker. He is also deemed to be the beneficial owner of 68,300 shares held by the charitable foundation described above. Accordingly, the shares reflected in the table above as shares beneficially owned by Mr. Dimun include shares held by Mr. Dimun for such trusts and foundation, 54,788 shares owned by Mr. Dimun individually, 4,000 shares owned by his children (as to which he disclaims beneficial ownership), 1,097 shares held in the Company's 401(k) plan on Mr. Dimun's behalf and 72,663 shares covered by options exercisable by Mr. Dimun.

(4) Includes 17,380 shares owned by Mr. Wicker's wife; excludes shares held in trust for the benefit of Mr. Wicker's children and shares held in certain insurance trusts (which shares may not be voted or disposed of by Mr. Wicker or his wife).

(5) Includes 2,000 shares owned by Mr. Bershad's wife as to which Mr. Bershad disclaims beneficial ownership; also includes 32,000 shares covered by exercisable options.

(6) Includes   2,099  shares   held  in  the   Company's  401(k)   plan  on  Mr.
    Fenstermaker's behalf, 756 shares held in the Company's Investment Plan on Mr. Fenstermaker's behalf and 1,762 shares covered by exercisable options.

(7) Consists of shares owned jointly by Mr. Thomas and his wife.

(8) Includes 19,000 shares covered by exercisable options.

(9) Includes 125,425 shares covered by options exercisable by the Company's executive officers and directors, 18,492 shares held in the Company's 401(k) plan and 756 shares held in the Company's

                                              (footnotes continued on next page)

(footnotes continued from previous page)
    Investment Plan; also includes shares held in trust by Mr. Dimun for Mr. Wall's children and Mr. Wicker's children and pursuant to certain insurance trusts established by Mr. Wicker and shares held by a charitable foundation established by Terence and Carol Wall.

     There were 13,056,743 shares of Common Stock outstanding on March 31, 1996.

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is obligated to disclose any failures to file such reports on a timely basis. With respect to the fiscal year ended September 30, 1995, a late filing was made on behalf of David J. Bershad with respect to a stock option (disclosed in last year's proxy statement) covering 4,000 shares of Common Stock automatically granted pursuant to the Company's 1991 Director Stock Option Plan in May 1995. This late filing was inadvertent; the required filing was made promptly after the failure to file on a timely basis was noted.

                             ELECTION OF DIRECTORS

     The holders of the Common Stock will elect six directors at the Annual Meeting, each of whom will be elected for a one year term. Unless a stockholder either indicates 'withhold authority' on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

     The table below sets forth the names and ages (as of September 30, 1995) of each of the nominees, the other positions and offices presently held by each such person within the Company, the period during which each such person has served on the Board of Directors of the Company, the expiration of their respective terms and the principal occupations and employment of each such person during the past five years.

                              DIRECTOR    EXPIRATION
     NAME AND AGE (A)          SINCE       OF TERM                        BUSINESS EXPERIENCE (A)
- ---------------------------   --------    ----------   --------------------------------------------------------------
Terence D. Wall, 54             1972         1996      President and Chief Executive Officer of the Company. Mr. Wall
                                                         presently  serves on the Boards of Directors of Exogen, Inc.
                                                         and EchoCath, Inc.
David J. Bershad, 55            1991         1996      Member of  the  law firm  of  Milberg Weiss  Bershad  Hynes  &
                                                         Lerach.
Anthony J. Dimun, 52            1987         1996      Executive  Vice President  and Chief Financial  Officer of the
                                                         Company (March 1991 to Present); Treasurer and Secretary  of
                                                         the   Company  (December,  1991  to  Present);  Senior  Vice
                                                         President, First Atlantic Capital Ltd. (U.S. affiliate of an international merchant banking group) (July 1989 to February
                                                         1991); Principal Owner, Strategic Concepts, Inc.  (financial and  acquisition advisory  firm) (January  1988 to Present).
                                                         Mr. Dimun  presently serves  on the  Board of  Directors  of
                                                         EchoCath, Inc.
Joseph J. Thomas, 59            1992         1996      President  of Thomas  Medical Products, Inc.  (a subsidiary of the  Company)  (1990  to  Present);  President  and  General
                                                         Manager  of Access  Devices, Inc.  (a catheter manufacturer)
                                                         (1982-1989); Research and development positions with various companies, including Johnson & Johnson (prior years).

                                                  (table continued on next page)

(table continued from previous page)

                              DIRECTOR    EXPIRATION
     NAME AND AGE (A)          SINCE       OF TERM                        BUSINESS EXPERIENCE (A)
- ---------------------------   --------    ----------   --------------------------------------------------------------
John Toedtman, 50               1989         1996      Former Chairman  and  Chief  Executive  Officer,  GenRx,  Inc.
                                                         (pharmaceutical company) (1990 to January, 1996); Consultant
                                                         (1987  to  Present). Mr.  Toedtman  presently serves  on the
                                                         Board of Directors of NOXSO Corporation.
Barry Wicker, 55                1985         1996      Executive Vice President of the Company (1985 to Present)  and
                                                         Chief  Operating Officer.  From 1985  through November 1991,
                                                         Mr.  Wicker  had  primary   responsibility  for  Sales   and
                                                         Marketing;  since then,  he has  at various  times served as either Chief  Operating Officer  or  Head of  the  Company's
                                                         Sales Operations.

- ------------

 (A) In each instance in which dates are not provided in connection with a director's business experience, such director has held the position indicated for at least the past five years. Messrs. Wall, Bershad and Dimun have invested together (and serve together as Board members) in Bioscience, Limited and related companies ('Bioscience') and Messrs. Wall and Bershad have invested together (and serve or served as Board members) in
     Sonokinetics Corp. ('Sonokinetics'). Further, Messrs. Wall and Dimun are shareholders (as well as Board members) of EchoCath, Inc. ('EchoCath').

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for the fiscal years ended September 30, 1993, 1994 and 1995, the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company during the year ended September 30, 1995 (the 'Named Officers'):

                                                  SUMMARY COMPENSATION TABLE
                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                            ANNUAL COMPENSATION              ---------------
                                                  ---------------------------------------     COMMON SHARES
                                                                               OTHER           SUBJECT TO
                                                                              ANNUAL             OPTIONS           ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR     SALARY     BONUS(A)    COMPENSATION(B)      GRANTED(#)       COMPENSATION(C)
- ---------------------------------------   ----    --------    --------    ---------------    ---------------    ---------------

                                          1995    $225,000    $42,135         $39,000              --               $ 4,110
Terence D. Wall .......................   1994     225,000     10,610          42,000              --                 3,710
  President and Chief Executive Officer   1993     225,000     10,585           --               120,000              3,187
Anthony J. Dimun ......................   1995     180,000     33,758           --                 --                 3,750
  Executive Vice President and Chief      1994     180,000      8,533           --                 --                 2,363
  Financial Officer                       1993     180,000      8,508           --                   325              2,992
                                          1995     151,250     28,406           --                 --                 3,191
Barry Wicker ..........................   1994     151,250      7,206           --                 --                 2,575
  Executive Vice President -- Sales       1993     128,029      6,070           --                80,000              2,222
Dennis Fenstermaker ...................   1995     123,000     28,866           --                 --                 2,982
  Vice President -- Manufacturing and     1994     104,615     16,266           --                 1,514              2,212
  General Manager                         1993      89,853     13,097           --                 1,000              1,708
Stephen Lieberman .....................   1995     113,000     23,612           --                 --                 2,464
  Vice President -- Quality and           1994     108,117     19,134           --                 1,624              1,859
  Regulatory Affairs                      1993     108,393     14,377           --                 2,118              2,222

- ------------

 (A) Reflects bonuses in the fiscal year earned, which may not correspond with the fiscal year paid.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (B) It was necessary for Terence D. Wall and his family to relocate during fiscal 1994 and 1995. The Company provided lodging to Mr. Wall and his family at a house which the Company purchased several years ago for the purpose of providing lodging for visiting out-of-state employees. Based on an estimate of fair market rental value, the Company valued this benefit at $36,000 for fiscal 1994 and $33,000 for fiscal 1995, which amounts are included above. During the years set forth above, no other Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such individual's reported salary and bonus.

 (C) 'Compensation' reported under this column for the year ended September 30, 1995 includes: (i) contributions of $2,310, $2,310, $1,981, $1,998 and
     $1,560, respectively, for Messrs. Wall, Dimun, Wicker, Fenstermaker and Lieberman, respectively, to the Company's 401(k) Plan on behalf of the Named Officers to match pre-tax elective deferral contributions (included under 'Salary') made by each Named Officer to that Plan and (ii) premiums of $1,800, $1,440, $1,210, $984 and $904, respectively, with respect to life insurance purchased by the Company for the benefit of Messrs. Wall, Dimun, Wicker, Fenstermaker and Lieberman, respectively.

STOCK OPTIONS

     No stock options were granted to, or exercised by, the Named Officers during the year ended September 30, 1995.

     The following table provides data regarding the number of shares of the Company's Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at September 30, 1995. Also reported are the values for 'in-the-money' options, which represent the positive spread between the exercise prices of existing options and $20.75, the closing sale price of the Company's Common Stock on September 29, 1995.

                     UNEXERCISED OPTIONS AT FISCAL YEAR-END

                                                                 NUMBER OF SHARES
                                                                    UNDERLYING                 VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                                                  AT YEAR-END(#)                  AT YEAR-END($)
                                                           ----------------------------    ----------------------------
                                                           EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                                           -----------    -------------    -----------    -------------

Terence D. Wall.........................................      --             120,000       $   --           $ 360,000
Anthony J. Dimun........................................      82,663          45,162         1,021,425        247,500
Barry Wicker............................................      --              80,000           --             240,000
Dennis Fenstermaker.....................................         250           2,264               813         12,279
Stephen Lieberman.......................................       2,376           4,016            12,000         25,746

ARRANGEMENTS WITH DIRECTORS

     Joseph Thomas became a director of the Company upon the Company's acquisition of Thomas Medical Products, Inc. ('TMP') on September 30, 1992. In connection with the TMP acquisition, Mr. Thomas entered into an employment agreement with TMP pursuant to which Mr. Thomas is entitled to receive a salary of at least $100,000 per year (with a cost of living adjustment) during the five-year term of his employment agreement. He was also granted stock options under the Company's 1990 Employee Stock Option Plan. For the year ended
September 30, 1995, Mr. Thomas received a salary of $110,119 and a bonus of $26,250. Pursuant to arrangements agreed upon at the time of the TMP acquisition, Mr. Thomas canceled his options in exchange for a cash payment of $1.6 million (representing $20 per option) during the current fiscal year.

     Directors of the Company presently do not receive any cash fees for serving in such capacity.

     Messrs. Wall, Wicker, Dimun and Thomas were granted stock options in prior years. Messrs. Bershad and Toedtman, the two directors who are not employed by the Company or its subsidiaries, participate in the Company's 1991 Director Stock Option Plan (the 'Director Plan'). Under the

Director Plan, each outside director automatically receives options covering 4,000 shares (with an exercise price equal to fair market value on the date of grant) on an annual basis and is entitled to receive additional options at the discretion of the committee administering the Director Plan. During fiscal 1995, Mr. Bershad and Mr. Toedtman each received options covering 4,000 shares of Common Stock pursuant to the Director Plan. One half of the options granted under the Director Plan vest immediately at the time of grant. Half of the balance may be exercised commencing one year after the date of grant and the remainder may be exercised commencing two years after the date of grant.

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

     The Board of Directors of the Company held five meetings during the year ended September 30, 1995. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met three times during the year ended September 30, 1995. The Audit Committee presently consists of David J. Bershad and John Toedtman.

     The Board has formed a Nominating Committee, consisting of Terence D. Wall, Anthony J. Dimun and John Toedtman. This Committee did not meet during the year ended September 30, 1995, as all nominating matters were considered by the full Board. The Nominating Committee is charged with the responsibility of interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. The Nominating Committee has not established any procedures for considering nominees recommended by stockholders.

     The Board has not formed a general Compensation Committee. It maintains a Stock Option Committee, however, to administer the 1990 Employee Stock Option Plan, the 1991 Director Stock Option Plan and the Vital Signs Investment Plan. The Stock Option Committee presently consists of Terence D. Wall and Barry Wicker and acted by unanimous consent during the Company's most recent fiscal year.

     With the exception of Mr. John Toedtman, each member of the Company's Board was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors does not maintain a Compensation Committee. Accordingly, compensation decisions are made by the entire Board of Directors. During the fiscal year ended September 30, 1995, the following individuals served on the Board: Terence D. Wall, David J. Bershad, Anthony J. Dimun, Joseph Thomas, John Toedtman and Barry Wicker. During that year, of the persons named, Messrs. Wall, Dimun, Thomas and Wicker were officers and employees of the Company or its subsidiaries.

     The Company previously guaranteed the repayment of $750,000 of bank debt extended by Chemical Bank to EchoCath; this debt was repaid during the fiscal year ended September 30, 1995. The Company has also provided general and administrative services to EchoCath and, during the fiscal year ended September 30, 1995, billed EchoCath $78,050 for such services, which amount was paid by EchoCath from the proceeds of its January 1996 initial public offering. After that offering, the Company and its chief executive officer, Terence D. Wall, together continue to own more than 15% of EchoCath's outstanding common stock and together own more than 25% of the voting power of EchoCath's outstanding common stock. Anthony J. Dimun, the Company's Chief Financial Officer, owns a small equity position in EchoCath. Messrs. Wall and Dimun are also directors and officers of EchoCath. The Company does not intend to guarantee additional indebtedness of EchoCath and is not currently providing general and administrative services to EchoCath.

     Previously (November 1994), the Company's wholly-owned subsidiary, O.R. Concepts ('ORC'), entered into an agreement (which agreement was superseded in 1996 by an exclusive agreement between Sonokinetics and an unrelated third party) to sell products manufactured either by or on behalf of Sonokinetics. Terence D. Wall and David J. Bershad, a director of Vital Signs, are or were officers, directors and shareholders (in Mr. Wall's case, a majority shareholder) of Sonokinetics. Under its prior agreement with Sonokinetics, ORC served as the exclusive sales representative in the United States for the sale of Sonokinetics' ACRYL-X cement removal system and related products. ORC shared in the revenues generated from such sales, with specific revenue sharing percentages depending upon the products sold and the selling prices of the products. During the fiscal year ended September 30, 1995, the Company generated revenues of $170,147 from this agreement and made payments of $37,092 to Sonokinetics pursuant to the revenue-sharing provisions of this agreement.

     ORC also had a distribution agreement with Bioscience that terminated in April 1995. Terence D. Wall, David J. Bershad and Anthony J. Dimun are shareholders, officers and directors of Bioscience. Under its agreement with Bioscience, ORC had the non-exclusive right to distribute all of Bioscience's orthopedic bioabsorbable products and related instruments in the United States. Prices paid by ORC for such products were based on Bioscience's price list, subject to increases in the U.S. rate of inflation. During the year ended September 30, 1995, ORC paid Bioscience $110,010 for products purchased pursuant to such agreement. In connection with the Bioscience distribution agreement, Bioscience borrowed $100,000 from the Company, subject to a nine percent per annum interest obligation. In addition, in connection with the termination of such agreement, Bioscience agreed to pay ORC $87,000 upon return of certain inventory to Bioscience; such amount, as well as the $100,000 borrowing, remained outstanding at September 30, 1995. During April 1996, the entire amount owed by Bioscience to the Company (including ORC), $187,002, was paid by Bioscience. The largest amount owed by Bioscience to the Company from October 1, 1994 through April 1996 did not exceed $200,000.

     The Company believes that the overall terms of the above-described agreements with Sonokinetics and Bioscience were no less favorable to ORC than terms that would be available from similarly situated unrelated parties.

BOARD REPORT ON EXECUTIVE COMPENSATION

     Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report of its Board regarding compensation policies as they affect Mr. Wall and the other Named Officers.

     The Board of Directors views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) Plan and eligibility for bonuses based upon performance of the specific individual and the Company. The long-term benefit element has been reflected in the grants of stock options to specific executive officers.

     Traditionally, Mr. Wall's salary has been set at levels which are perceived by the Board to be below the salaries of chief executive officers of other comparable companies. Mr. Wall, whose family continues to own more than half of the outstanding Common Stock of the Company, has been willing to accept such salary levels primarily because of the message his salary sends to other executive officers, employees and shareholders. Furthermore, Mr. Wall's personal net worth ultimately depends more on the performance of the Company than on any specific salary level. The salaries of each of the other Named Officers are based upon experience with the Company, contributions to the Company and the relationship of such individual's responsibilities to the Chief Executive Officer's responsibilities.

     Stock options granted to executive officers of the Company have historically been granted at a price equal to fair market value. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases subsequent to the date of grant. The Board believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company.

     The Board believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Board's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

     During 1993, the Omnibus Reconciliation Act of 1993 was enacted. This Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1994. Based on regulations issued by the Internal Revenue Service and an analysis by the Company to date, the Company does not believe that compensation levels will reach the threshold described in this Act. The Board of Directors will continue to evaluate the impact of this legislation on the Company's compensation program and intends to submit appropriate proposals to stockholders at future meetings if necessary in order to maintain the deductibility of executive compensation.

     By: The Board of Directors

Terence D. Wall                 Joseph Thomas
David J. Bershad                John Toedtman
Anthony J. Dimun                Barry Wicker

STOCKHOLDER RETURN COMPARISON

     Set forth below is a line-graph presentation comparing the cumulative stockholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the NASDAQ Market Index and the Media General Medical Instruments and Supplies Group Index (consisting of 277 publicly traded medical instrument and device companies) for the period from October 1, 1990 (October 1, 1990 = 100) through September 30, 1995.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                       ON VITAL SIGNS, INC. COMMON STOCK,
           NASDAQ MARKET INDEX AND MEDIA GENERAL MEDICAL INSTRUMENTS
                            AND SUPPLIES GROUP INDEX

                             [PERFORMANCE GRAPH]

- ------------------------------------------------FISCAL YEAR ENDING------------------------------------------------
COMPANY                                                      1990     1991      1992      1993      1994      1995

VITAL SIGNS INC                                              100     186.84    255.26    184.21    133.16    220.24
INDUSTRY INDEX                                               100     159.03    168.48    142.21    164.98    246.87
BROAD MARKET                                                 100     134.19    131.96    171.62    181.61    220.50

             PROPOSAL FOR ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

     On March 4, 1996, the Board of Directors approved (subject to shareholder approval at the Annual Meeting) the Company's 1996 Employee Stock Purchase Plan (the 'Plan') covering 300,000 shares of Common Stock. The following is a summary of certain terms of the Plan, the full text of which is set forth in Exhibit A annexed to this Proxy Statement.

Purpose

     The purpose of the Plan is to provide employees of the Company with an opportunity to purchase shares of Common Stock through payroll deductions and to foster interest in the Company's success, growth and development.

Purchase Periods; Investment Limitations

     Employee purchases will be made during a 12 month purchase period beginning on October 1 of each year ('Purchase Period'). The first Purchase Period is October 1, 1996 through September 30, 1997. Employees who participate in the Plan will authorize the Company to withhold from each paycheck a specific percentage of their 'Base Compensation' (as defined in the Plan), subject to the following limitations: (i) no more than 10% of Base Compensation may be withheld; (ii) no more than $25,000 of fair market value (based on the Closing Price, as defined below) of Common Stock, on the first trading day of the Purchase Period, may be purchased by any participant in any calendar year; (iii) no less than $10.00 per paycheck may be invested by any participant; and (iv) no less than five shares may be purchased by a participant in any Purchase Period. Furthermore, no more than 100,000 (the 'Maximum Number') shares may be purchased by all employees during any given Purchase Period. In the event that investments made during a Purchase Period would result in more than the Maximum Number of shares being purchased, the Plan provides for an automatic pro rata reduction in the number of shares purchased by each participant and the return to employees of an equivalent portion of the purchase price.

Eligibility

     In order to be eligible to participate in the Plan for any Purchase Period, a participant (i) must have been continuously employed by the Company for at least three (3) months, (ii) must be customarily employed by the Company or its subsidiaries for more than 20 hours per week, and (iii) immediately after the grant must not own, or hold outstanding options to purchase, shares that constitute five percent or more of the value or voting power of the voting stock of the Company or its subsidiaries. Non-employee directors and non-employee officers of the Company are not eligible to participate.

Purchase Price; Payment

     For any Purchase Period, shares of Common Stock will be purchased under the Plan at a price (the 'Purchase Price') equal to 85% of the 'Closing Price' (as defined) of the Common Stock on the first trading day of the Purchase Period. In general, the term 'Closing Price' means the closing sale price of a share of Common Stock on the NASDAQ National Market System as quoted in The Wall Street Journal.

     The Company will deposit payroll deductions in an interest bearing escrow account with a commercial bank designated by the Company's Stock Option Committee. Promptly after the end of the Purchase Period, the Company will utilize the amounts invested by participants, together with the interest earned on deposited payroll deductions, as calculated by the Company, to purchase Common Stock at the Purchase Price determined in accordance with the formula described above, subject in all instances to the purchase limitations described above. Fractional shares will not be purchased. Instead, payments which would have been utilized to purchase fractional shares will be retained in a participant's account for investment during the following Purchase Period if the participant is enrolled for that Purchase Period or, if not, returned to the participant.

Enrollment

     In order to participate in the Plan with respect to a Purchase Period, an employee must enroll in the Plan prior to, and must satisfy all eligibility requirements as of, the first day of the Purchase Period. Enrollment forms will be made available by, and must be returned to, the Director of Human Resources in Totowa, New Jersey. Unless a participant withdraws, enrollment will automatically carry-over from Purchase Period to Purchase Period; employees need not re-enroll each Purchase Period in order to continue participating in the Plan.

Withdrawals and Reductions

     A participant who has enrolled in the Plan for any Purchase Period may withdraw from the Plan by delivering a withdrawal form to the Company's Director of Human Resources prior to the last day of such Purchase Period. An employee shall automatically be deemed to have withdrawn from the Plan upon termination of employment for any reason. Upon withdrawal, the Company will return to the participant all of his or her payroll deductions during the current Purchase Period, together with interest accrued through the date of withdrawal, as calculated by the Company. An employee who withdraws from the Plan during a Purchase Period may not re-enter the Plan until the following Purchase Period.

     Participants may reduce, but may not increase, the amount of their payroll deductions (expressed either in dollar amounts or as a percentage of Base Compensation) during the Purchase Period. To ease the administrative burden upon the Company, a participant may only reduce his or her payroll deductions once during each Purchase Period.

Shares Covered by the Plan

     A total of 300,000 shares of Common Stock may be purchased pursuant to the Plan. Such shares may either be treasury shares purchased on the market by the Company or shares originally issued by the Company, subject to determination by the Stock Option Committee. Unless otherwise specified by the Stock Option Committee with respect to purchases for a particular Purchase Period, shares purchased pursuant to the Plan will be originally issued by the Company. In the event that shares are to be purchased from the treasury and there are insufficient shares in the Company's treasury to cover the aggregate amount of shares required for a particular Purchase Period, the Company will retain an independent agent to purchase such shares in the market on behalf of the Company.

Administration

     The Plan will be administered by the Stock Option Committee of the Company's Board of Directors. The Stock Option Committee is authorized to administer and interpret the Plan, and make rules and regulations determined by the Stock Option Committee to be necessary to administer the Plan. Any determination, decision or action of the Committee in connection with the interpretation, administration or application of the Plan will be binding upon all participants.

Amendment or Termination

     The Board of Directors may amend or terminate the Plan at any time. In the event that the Plan is terminated prior to the last day of a Purchase Period, such Purchase Period shall be deemed to have ended on the effective date of such termination.

Federal Income Tax Consequences

     The Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, but is intended to qualify as an 'employee stock purchase plan,' as defined in Section 423 of the Internal Revenue Code of 1986, as amended. An employee does not recognize taxable income when the employee purchases shares of stock under the Plan. An employee, though, does recognize taxable income with respect to any interest credited by the bank escrow account on his deposited payroll deductions under the Plan. The tax consequences upon disposition of acquired shares depend upon whether the employee holds the shares purchased under the Plan for a period (the

'Holding Period') ending on the later of (1) two years from the date on which the option to buy the shares was granted (i.e., the first day of the applicable Purchase Period), or (2) one year from the date of purchase (the 'Purchase Date').

     If shares of stock purchased under the Plan are disposed of by an employee after the Holding Period (or the employee dies while owning the shares), the employee must report as ordinary compensation income in the year of disposition (or at the employee's death) an amount equal to the lesser of (a) the excess (if any) of the fair market value of the shares at the time of disposition (or death) over the Purchase Price, or (b) the excess (if any) of the fair market value of the shares at the time the option was granted over the Purchase Price. To the extent that the fair market value of the shares at the time an employee disposes of the shares after the Holding Period exceeds the sum of the Purchase Price plus the amount included as ordinary compensation income as a result of the disposition, such excess is taxable as long term capital gain.

     If an employee disposes of the shares before expiration of the Holding Period, the employee recognizes at the time of disposition ordinary compensation income to the extent of the excess of the fair market value of the shares on the Purchase Date over the Purchase Price (the 'Discount Amount'). In addition, the employee recognizes as short term capital gain an amount equal to the excess (if any) of (i) the fair market value of the shares at disposition, over (ii) the sum of the Purchase Price plus the Discount Amount.

     In addition to the Federal income tax consequences described herein, an employee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

     The foregoing represents the Company's current position with respect to its compliance with the various complex federal tax rules that relate to the Plan, and is not intended as legal or tax advice or advice regarding state or local tax rules. Employees are cautioned to contact their legal and tax advisors regarding their own personal tax liability attributable to any purchase or sale of shares by them. Each employee is responsible for determining and satisfying his or her own income tax obligations, regardless of whether the Company withholds or reports any amounts with respect to shares acquired under the Plan.

Administrative Matters

     The amounts received by the Company upon the purchase of shares of its Common Stock pursuant to the Plan will be used for general corporate purposes.

     No directors or officers who are not employees will receive any benefit as a result of the adoption of the Plan. The benefits that will be received as a result of the adoption of the Plan by all eligible employees are not currently determinable. As of March 31, 1996, approximately 710 employees of the Company would have been eligible to participate in the Plan had it been implemented on that date.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE COMPANY'S 1996 EMPLOYEE STOCK PURCHASE PLAN.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Goldstein Golub Kessler & Company, P.C. ('GGK'), certified public accountants, has been selected by the Board of Directors to audit and report on the Company's financial statements for the year ending September 30, 1996. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from stockholders. GGK audited the Company's financial statements for the past five years and for several years prior to fiscal 1987.

OTHER MATTERS

     At the time that this Proxy Statement was mailed to the stockholders, management was not aware that any matter other than the election of directors and consideration of the proposed Employee Stock Purchase Plan would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

     If a stockholder intends to present a proposal at the next Annual Meeting of Stockholders, the proposal must be received by the Company in writing no later than January 16, 1997 in order for such proposal to be eligible for inclusion in the Company's Proxy Statement and form of proxy for next year's meeting.

                                          By Order of the Board of Directors

                                          ANTHONY J. DIMUN, Secretary

Dated: May 16, 1996

     A COPY OF AN ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 1995, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                                                       EXHIBIT A

                               VITAL SIGNS, INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Vital Signs, Inc. 1996 Employee Stock Purchase Plan (the 'Plan') is to provide employees of Vital Signs, Inc., a New Jersey corporation ('Vital Signs'), and its subsidiaries (collectively, the 'Corporation') with an opportunity to purchase common stock of Vital Signs through annual offerings to be made in accordance with the directions of the Stock Option Committee, as well as to foster interest in the Corporation's success, growth and development. It is the intention of the Corporation to have the Plan qualify as an 'Employee Stock Purchase Plan' within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended (the 'Code'). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

     2. Definitions.  The following terms shall have the following meanings:

          (a)   'Base  Compensation'  means   regular  straight  time  earnings,
     including Commissions and excluding payments for overtime, incentive compensation, bonuses (other than Commissions) and other special payments, except to the extent that the inclusion of any such terms is specifically approved by the Committee for purposes of the Plan.

          (b) 'Commissions' shall mean commissions paid by the Corporation to its sales personnel as compensation based on sales.

          (c) 'Committee' means the Stock Option Committee authorized under Paragraph 12 to monitor the Plan.

          (d) 'Common Stock' means the common stock of Vital Signs.

          (e) 'Employer' means Vital Signs or any of its subsidiaries. A corporation shall constitute a subsidiary of Vital Signs if, and only if, it constitutes a subsidiary corporation within the meaning of Section 424(f) of the Code.

          (f) 'Employee' means, with respect to any Purchase Period, any person, including an officer, whose customary employment is for more than 20 hours per week.

          (g) 'NASDAQ' means the National Market System of the National Association of Securities Dealers Automated Quotation System.

          (h) 'Participant' means an Employee who has agreed to participate in an offering hereunder and has met the requirements of Paragraphs 3 and 5 hereof.

          (i) 'Purchase Period' means any twelve month period commencing on October 1 and ending on the next September 30, during which a Participant may purchase Common Stock pursuant to any particular offering under the Plan. The first Purchase Period is October 1, 1996 through September 30, 1997.

     3. Eligibility.

     (a) Any Employee shall be eligible to participate in the Plan as of the first day of a Purchase Period coincident with or next following his or her completion of three months of continuous service with one or more Employers, subject to the limitations set forth in Section 3(b) hereof.

     (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option:

          (i) if, immediately after the grant, such Employee would own shares, and/or hold outstanding options to purchase shares, of Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of any Employer; or

          (ii) which permits him or her rights to purchase shares of Common Stock under all employee stock purchase plans of the Corporation at a rate which exceeds $25,000 of fair market value of Common Stock for each calendar year in which any option granted to the Employee is outstanding at any time, determined on the basis of the Market Price (as defined in Section 7) on the first trading day of the Purchase Period of any offering.

     4. Offerings. On October 1 of each calendar year, commencing on October 1, 1996, the Corporation will make an offering to Employees to purchase Common Stock under the Plan. During each Purchase Period, amounts received as Base Compensation by an Employee shall constitute the measure of such Employee's participation in the offering.

     5. Participation. An Employee who will be, on the first day of any Purchase Period, eligible to participate in the offering commencing on such date in accordance with Paragraph 3 hereof, may so participate by completing and submitting to the Director of Human Resources of Vital Signs (the 'HR Director'), prior to the commencement of such Purchase Period, a written authorization of payroll deductions on a form provided by the HR Director. Payroll deductions for a Participant who has timely submitted such a written authorization shall commence on the first payday within such Purchase Period and shall end on the last payday during such Purchase Period, unless sooner terminated as provided herein. An Employee who has enrolled in the Plan with respect to a particular Purchase Period shall automatically be deemed to have re-enrolled in the Plan for all subsequent Purchase Periods at the payroll deduction rate in effect immediately prior to the commencement of each such subsequent Purchase Period unless (i) the Employee withdraws from the Plan or
(ii) prior to the commencement of a new Purchase Period, the Employee advises the HR Director in writing that he or she desires to change his or her payroll deduction rate for such new Purchase Period.

     6. Payroll Deductions.

     (a) At the time an Employee files his or her authorization for a payroll deduction, he or she shall elect to have deductions made from such Employee's pay on paydays during the Purchase Period at a rate not to exceed 10% of such Employee's Base Compensation. At a minimum, an Employee must authorize a payroll deduction of at least $10.00 per day period.

     (b) All payroll deductions made for a Participant shall be deposited by the Corporation in an interest bearing escrow account with a custodian bank (the 'Bank'). Participants may not make separate cash payments into such account.

     (c) A Participant may, at any time during a Purchase Period, decrease (but not increase until the next Purchase Period) the amount authorized to be deducted from such Participant's pay, provided the minimum deduction specified in Paragraph 6(a) hereof is maintained. Authorizations to reduce the amount of payroll deductions shall be made on forms provided by the HR Director and shall be effective for the next pay period after the pay period in which the authorization form is submitted to the HR Director. A Participant may reduce his or her payroll deductions only once during any Purchase Period.

     7. Granting of Option.

     (a) Each Participant participating in any offering under the Plan will be granted an option, effective as of the first date of such offering, to purchase as many full shares of Common Stock as he or she may be entitled to purchase with the payroll deductions credited to his or her account during such Employee's participation in that offering, together with interest earned on deposited payroll deductions.

     (b) The option price of shares purchased with payroll deductions made during the Purchase Period for a Participant shall be equal to 85% of the Market Price of the Common Stock on the first trading day of the Purchase Period.

     The term 'Market Price' shall mean, as of any date, (i) if the Common Stock is quoted on NASDAQ on such date, the closing price of the Common Stock on NASDAQ on such date or, if no such closing price is reported on such date, the closing price of the Common Stock on NASDAQ on the next preceding trading day on which such closing price is reported, or (ii) if the Common Stock is listed on a national securities exchange on such date, the closing price of the Common Stock on such exchange on such date, or, if no such closing price is reported on such date, the closing price of the Common Stock on such exchange on the next preceding trading day on which such closing price is reported. In the event that the Common Stock is not quoted on NASDAQ or listed on a national securities exchange on a date on which 'Market Price' is to be determined pursuant to the Plan, then 'Market Price' shall mean the fair market value of one share of Common Stock as determined by the Committee in good faith.

     8. Exercise of Option.

     (a) As of the last day of the Purchase Period of any offering, the amount of each Participant's account (representing accumulated payroll deductions and accrued interest earned thereon) shall be totaled. Subject to the limitations described in Paragraph 8(b), each Participant shall be deemed to have exercised his or her option to purchase a number of full shares of Common Stock determined by

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
dividing the amount in such Participant's account (including interest credited thereon) by the option price and rounding down to the nearest whole number. If, pursuant to such calculation (after giving effect to any proration required pursuant to Paragraph 8(b)), the Participant would be entitled to exercise options to purchase less than five whole shares, then such Participant shall not be entitled to receive any shares, and all amounts in his or her account shall be refunded with interest. Upon all purchases by a Participant under the Plan, such Participant's account shall be charged for the amount of the purchase.

     (b) Notwithstanding any provision to the contrary contained in this Plan, in no event shall all Participants with respect to any offering be permitted to exercise options exceeding an aggregate of 100,000 shares (as such number may be adjusted from time to time by the Committee to give effect to the types of transactions described in Paragraph 15) (the 'Maximum Number'). In the event that, in the absence of the immediately preceding sentence, all such Participants would otherwise have elected to exercise options exceeding the Maximum Number of shares with respect to any such offering, then (i) the number of shares with respect to which each Participant shall be deemed to have exercised his or her option with respect to such offering shall be reduced on a pro-rated basis so that the total number of shares with respect to such offering for which all Participants shall be deemed to have exercised options shall approximate as closely as possible, but shall not exceed, the Maximum Number of shares and (ii) the purchase price applicable to the unpurchased shares that would have been purchased but for this Section 8(b) shall be returned to Participants. In no event shall any fractional shares be issued under the Plan.

     (c) Failure to participate in any offering will not bar an Employee from participating in any subsequent offering. Payroll deductions shall be made in each offering to the extent authorized by the Employee, subject to the maximum and minimum limitations imposed for such offering. A separate account will be maintained for each Participant with respect to each offering. Except as provided in Paragraphs 8(a) and 8(b), any unused balance in a Participant's account at the end of the last day of a Purchase Period after the exercise of options shall be refunded if the Participant is not enrolled for the subsequent Purchase Period and shall be retained in the Participant's account for the subsequent Purchase Period if the Participant is so enrolled.

     (d) A Participant may not purchase a share under any offering beyond twelve calendar months from the effective date thereof.

     9. Withdrawal.

     (a) With respect to a particular Purchase Period, a Participant may withdraw payroll deductions credited to such Participant's account under the Plan and interest earned thereon by giving written notice to the HR Director at any time prior to the last day of such Purchase Period. All of the payroll deductions credited to such Participant's account and interest earned thereon shall be paid to such Participant after receipt of his or her notice of withdrawal, and no further deductions shall be made for that Purchase Period for that Participant.

     (b) An Employee's withdrawal will not have any effect upon his or her eligibility to participate in any subsequent offering under this Plan.

     (c) In the event that an Employee's employment with the Corporation is terminated for any reason during a Purchase Period, such Employee shall be deemed to have withdrawn from the Plan at such time and the balance in such Employee's account shall be paid to such Employee.

     (d) Any payroll deductions returned to an Employee who withdraws from or terminates participation in the Plan for any reason, or paid to any person in accordance with Paragraph 13 hereof, shall be credited with interest computed as provided in Paragraph 10.

     10. Interest. Accounts shall earn such rate of interest as shall be paid by the Bank.

     11. Stock.

     (a) The shares to be sold to Participants under the Plan are to be, in the Committee's discretion, either authorized and unissued shares of Common Stock or treasury shares of Common Stock; provided, however, that in the event that the Committee fails to make such a determination with respect to a particular Purchase Period, all shares to be purchased with respect to such Purchase Period shall be authorized and unissued shares. In the event that shares are to be transferred from the Company's treasury and the shares in the Company's treasury are insufficient to cover the number of shares to be purchased for a particular Purchase Period, Vital Signs shall retain an independent agent to purchase

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
such shares in the market. The maximum aggregate number of shares which shall be made available for sale under the Plan during all offerings shall be 300,000 shares, subject to adjustment upon changes in capitalization of Vital Signs as provided in Paragraph 15 hereof.

     (b) None of the rights or privileges of a shareholder of Vital Signs shall exist with respect to shares purchased under the Plan unless and until certificates representing such shares shall have been issued and delivered to or for the benefit of the applicable Participant.

     12. Administration. The Plan shall be administered by the Stock Option Committee of the Board of Directors of Vital Signs. The Committee shall be vested with full authority to administer and interpret the Plan, and make such rules and regulations as it deems necessary or advisable to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all persons claiming under or through any Participant. The Committee may retain the services of an outside firm to serve as its agent in administering the Plan on a day-by-day basis.

     13. Designation of Beneficiary. A Participant may file a written designation of a Beneficiary who is to receive any shares credited to such Participant's account and cash credited to the Participant under the Plan in the event of such Participant's death prior to the delivery of such shares and cash. Such designation of a Beneficiary may be changed by the Participant at any time upon written notice. Upon the death of a Participant and upon receipt by the Corporation of proof of the Participant's death and of the identity and existence of a Beneficiary validly designated by such Participant under the Plan, the Corporation shall deliver any such shares and cash to such Beneficiary. In the event of the death of a Participant and in the absence of a Beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Corporation shall deliver any such shares and cash to the executor or administrator of the estate of the Participant. No designated Beneficiary shall, prior to the death of the Participant by whom such Beneficiary has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

     14. Transferability. No rights with regard to the exercise of an option or with regard to receipt of shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by an Employee. Options granted under the Plan are not transferable by such Employee otherwise than by will or the laws of descent and distribution, and are exercisable, during an Employee's lifetime, only by such Employee.

     15. Changes in Capitalization. If any option under this Plan is exercised subsequent to any stock dividend, split, spin-off, recapitalization, merger, consolidation, exchange of shares, or the like, occurring after such option has been granted, as a result of which shares of any class shall be issued in respect of the outstanding shares of Common Stock, or shares shall be changed into the same or a different number of the same or another class or classes, the number of shares to which such option shall be applicable and the option price for such shares shall be appropriately adjusted by the Committee.

     16. Government Regulations. The Corporation's obligations to sell and deliver Common Stock of Vital Signs under the Plan are subject to the approval of any governmental authority required in connection with the authorization, issuance and sale of such Common Stock.

     17. Amendment or Termination. The Board of Directors of Vital Signs may at any time terminate or amend the Plan. In the event that the Plan is terminated prior to the last day of a Purchase Period, such Purchase Period shall be deemed to have ended on the effective date of such termination and there shall be no subsequent Purchase Periods.

     18.  Shareholder Approval.   This  Plan is subject  to the  approval of the
stockholders of Vital Signs within 12 months prior to or after the date the Plan is adopted by the Board of Directors of Vital Signs.

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

                                                                      APPENDIX 1
                                                                      PROXY CARD

                               VITAL SIGNS, INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS,
                                 JUNE 13, 1996

    The undersigned hereby appoints Anthony J. Dimun, Terence D. Wall and Barry Wicker, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on June 13, 1996, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1. Election of the Board's nominees for Director. (The Board of Directors recommends a vote 'FOR'.)

[ ] FOR the nominees listed below (except as marked to the  [ ] WITHHOLD AUTHORITY to vote for the nominees listed
    contrary below).                                            below.

NOMINEES: David J. Bershad, Anthony Dimun, Joseph Thomas, John Toedtman, Terence
                             Wall and Barry Wicker.

    INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below.

- --------------------------------------------------------------------------------

2. The adoption of the Company's 1996 Employee Stock Purchase
Plan.  [ ] FOR  [ ] AGAINST  [ ] ABSTAIN
(The Board of Directors recommends a vote 'FOR'.)

3. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

                                                              (see reverse side)

    UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES.

                                            Dated:........................, 1996

                                            Signed..............................

                                            ....................................

                                            Please  sign  exactly  as  your name
                                            appears hereon. Give  full title  if
                                            an Attorney, Executor,
                                            Administrator,   Trustee,  Guardian,
                                            etc. For an account  in the name  of
                                            two  or  more  persons,  each should
                                            sign, or  if  one signs,  he  should
                                            attach evidence of his authority.

                      PLEASE SIGN THIS PROXY AND RETURN IT
           PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.
               YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND.


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